Exhibit 99.1

Bacterin CEO Dan Goldberger to be Guest on Fox
Business Network’s Opening Bell with Maria Bartiromo

Belgrade, Mont., October 2, 2014 - Bacterin International Holdings, Inc. (NYSE MKT: BONE) today announced its CEO Dan Goldberger will be a guest on FOX Business Network’s Opening Bell with Maria Bartiromo at approximately 10:40 AM/ET on Friday, October 3, 2014. Bacterin is a medical device company and accredited tissue bank that designs, processes, manufactures, and markets advanced medical products.

During the show, Goldberger is expected to talk about the company’s growth opportunities in regenerative medicine, specifically as they apply to bone, tendons and skin and the importance of Bacterin’s Circle of Life efforts with respect to tissue donation.

Goldberger, who has been CEO of Bacterin since August 2013, has more than 25 years of experience in the medical technology and device industry. During his career, he has held several executive leadership positions within the industry. He holds a BS in Mechanical Engineering from the Massachusetts Institute of Technology and an MS in Mechanical Engineering from Stanford University. Goldberger is a named inventor on more than 60 U.S. patents.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release and the referenced presentation contain certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company’s ability to remain listed on the NYSE MKT; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

COCKRELL GROUP

Rich Cockrell

877.889.1972

investorrelations@thecockrellgroup.com

cockrellgroup.com